LIMITED POWER OF ATTORNEY

	I, Richard Heddle, do hereby
constitute and appoint David I. Meyers,
Coburn R. Beck, and Seth A. Winter my
true and lawful attorneys-in-fact, any of whom acting singly is hereby authorized, for me and in my name and on my behalf as a shareholder of JBI, Inc., to prepare, execute in my name and on my behalf, and submit to the U.S. Securities and Exchange
Commission (the "SEC") any and all forms, instruments or documents, including (i) a Form ID, including any necessary amendments thereto and any other documents necessary or appropriate to obtain codes and passwords enabling me to make electronic filings with the SEC, (ii) a
Schedule 13D and including any
amendments thereto, as such attorneys or attorney deems necessary or advisable to enable me to comply with Section 13 of the Securities Exchange Act of 1934 or any rule or regulation of the SEC in respect thereof
(collectively, "Section 13"), and (iii) all forms, instruments or documents, including any necessary amendments thereto, as such attorneys or attorney deems necessary or advisable to enable me to comply with
Section 16 of the Securities Exchange Act of
1934 or any rule or regulation of the SEC in respect thereof (collectively, "Section 16").
I do hereby ratify and confirm all acts my said attorney shall do or cause to be done by virtue hereof.

I acknowledge that the
foregoing attorneys-in-fact, serving in such capacity at my request, are not assuming, nor is JBI, Inc. assuming, any of my responsibilities to comply with Section 13 or
Section 16.

This power of attorney shall remain in full force and effect until it is revoked by the undersigned in a signed writing delivered to each such attorney-in-fact or the undersigned is no longer required to comply with Section 13 and Section 16, whichever occurs first.

WITNESS the execution hereof this 30 day of May, 2012.


/s/ Richard Heddle
Name (please print): Richard Heddle